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                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON,  D.C.   20549

                                      FORM 8-K

                                   CURRENT REPORT

                          Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported):  April 29, 1999



                                 MARKET FACTS, INC.
                                --------------------
               (Exact name of registrant as specified in its charter)


         Delaware                      0-4781                  36-2061602
----------------------------   -----------------------   ----------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                   Identification Number)


     3040 West Salt Creek Lane, Arlington Heights, Illinois         60005
     ------------------------------------------------------       ----------
           (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code:   (847) 590-7000


                                   Not Applicable
           -------------------------------------------------------------
           (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

     On May 4, 1999, Aegis Acquisition Corp., a Delaware corporation
("Purchaser") and an indirect wholly owned subsidiary of Aegis Group plc, a corporation incorporated under the laws of England and Wales ("Parent"), commenced an offer to purchase all of the outstanding shares of Common Stock, par value $1.00 per share ("the Shares"), of Market Facts, Inc., a Delaware corporation (the "Company"), at $31.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 4, 1999 and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer").

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of April 29, 1999 (the "Merger Agreement"), by and among the Company, Parent and Purchaser. The Merger Agreement provides, among other things, for the commencement of the Offer by Purchaser and further provides that, as promptly as practicable following the purchase of Shares pursuant to the Offer and the approval and adoption of the Merger Agreement by the stockholders of the Company, if required by applicable law, and the satisfaction or waiver of certain other conditions set forth therein, Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent.

     Simultaneously with entering into the Merger Agreement, MFI Investors,
L.P., and certain of its affiliates and certain senior executives of the Company
(the "Selling Stockholders"), entered into an Option and Voting Agreement dated as of April 29, 1999, with Parent (the "Option Agreement"). Pursuant to the
Option Agreement, the Selling Stockholders agreed, among other things, (i) to sell to Parent or its permitted assign 2,760,484 Shares (30.7% of the Shares, on a fully diluted basis, after giving effect to the exercise to vested employee options) at a price of $31.00 per Share, (ii) not to tender such Shares into the Offer without Parent's consent, and (iii) to vote such Shares and all shares of Series B Preferred Stock, no par value held by the Selling Stockholders in favor of the Merger, in each case upon the terms and subject to conditions and limitations set forth in the Option Agreement.

     In connection with the Merger Agreement the Company has further amended the Rights Agreement dated as of July 26, 1989 (the "Rights Agreement") between the
Company and First Chicago Trust Company of New York, as amended by a First
Amendment to Rights Agreement dated as of June 5, 1996, by a Second Amendment to the Rights Agreement dated as of April 29, 1999 (the "Second Amendment") so that the execution and delivery of the Merger Agreement and the Option Agreement, and the consummation of the transactions contemplated thereby, including the Offer and the purchase of Shares pursuant thereto, will not result in Parent, Purchaser or any of their affiliates becoming an Acquiring Person (as defined in the Rights Agreement), or (ii) the occurrence of a Distribution Date or a Shares
Acquisition Date (each as defined in the Rights Agreement).

     A copy of the Second Amendment is attached as Exhibit 99(c)(3) to the Registrant's Solicitation/Recommendation Statement on Schedule 14D-9 dated May
6, 1999 and is incorporated by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

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     (a)  None.

     (b)  None.

     (c)  Exhibits

          (1) Second Amendment to Rights Agreement dated as of April 29, 1999 by and between the Registrant and First Chicago Trust Company of New York (incorporated by reference to Exhibit 99(c)(3) to the Registrant's Solicitation/Recommendation Statement on Schedule
               14D-9 dated May 6, 1999).







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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MARKET FACTS, INC.
                                       -------------------------
                                              (Registrant)


Date:  May 12, 1999                     By:    /s/ Timothy J. Sullivan
                                            ---------------------------------
                                               Timothy J. Sullivan
                                               Senior Vice President








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                                  EXHIBIT INDEX
                                 ----------------

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

Exhibit No.       Description
-------------     --------------
      (1)         Second Amendment to Rights Agreement dated as of April 29, by and between the Registrant and First Chicago Trust Company of New York (incorporated by reference to Exhibit 99(c)(3) to the Registrant's Solicitation/Recommendation Statement on
                  Schedule 14D-9 dated May 6, 1999).










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